FIRST AMENDED PLAN OF EXCHANGE
                                    BY WHICH
                            HEAVENEXPRESS.COM, INC.
                            (A FLORIDA CORPORATION)
                                  SHALL ACQUIRE
                   GUANGDONG GOLDEN SAND & GREEN LAND ECOLOGY
                AND ENVIRONMENT PROTECTION DEVELOPMENT CO., LTD.
           (A CORPORATION ORGANIZED UNDER THE LAWS OF THE P.R. CHINA)



I.   INTRODUCTION                                                       1

II.  RECITALS                                                           1


1. The Parties to this Agreement:                                       2
     (1.1) Heavenexpress.com, Inc.                                      2
     (1.2) Guangdong Golden Sand & Green Land Ecology And Environment
           Protection Development Co., Ltd.                             2
..    (1.3) Charles Scheuerman                                           2
     (1.4) Golden Sand Shareholders                                     2

2. The Capital of the Parties:                                          2
     (2.1) The Capital of HEXC                                          2
     (2.2) The Capital of Golden Sand                                   2

3. Transaction Descriptive Summary:                                     2

4. SEC compliance.                                                      3

5. Florida compliance.                                                  3

6. Audited Financial Statements.                                        3

III. FIRST AMENDED PLAN OF EXCHANGE                                     4

1. Conditions Precedent to Closing.                                     4
     (1.1) Shareholder Approval.                                        4
     (1.2) Board of Directors.                                          4
     (1.3) Due Diligence Investigation.                                 4
     (1.4) The rights of dissenting shareholders,                       4
     (1.5) All of the terms, covenants and conditions                   4
     (1.6) The representations and warranties                           4
     (1.7) Certificate of President of HEXC                             5

2. Conditions Concurrent and Subsequent to Closing.                     5
     (2.1) Share Cancellation.                                          5
     (2.2) Acquisition Share Issuance.                                  5

3. Plan of Exchange                                                     5
     (3.1)  Exchange of  Shares:                                        6
     (3.2)  Conversion of Outstanding Stock:                            6
     (3.3)  Closing/Effective Date:                                     6
     (3.4)  Surviving Corporations                                      7
     (3.5)  Rights of Dissenting Shareholders:                          7
     (3.6)  Service of Process:                                         7
     (3.7)  Surviving Articles of Incorporation:                        7
     (3.8)  Surviving By-Laws:                                          7
     (3.9)  Further Assurance, Good Faith and Fair Dealing:             7
     (3.10) General Mutual Representations and Warranties.              7
          (3.10.1)  Organization and Qualification.                     6
          (3.10.2)  Corporate Authority.                                7
          (3.10.3)  Ownership of Assets and Property.                   8
          (3.10.4)  Absence of Certain Changes or Events.               8
          (3.10.5)  Absence of Undisclosed Liabilities.                 9
          (3.10.6)  Legal Compliance.                                   9
          (3.10.7)  Legal Proceedings.                                  9
          (3.10.8)  No Breach of Other Agreements.                      9
          (3.10.9)  Capital Stock.                                      9
          (3.10.10) SEC Reports, Liabilities and Taxes                  9
          (3.10.11) Brokers' or Finder's Fees.                         10
     (3.11) Miscellaneous Provisions                                   10
          (3.11.1)                                                     10
          (3.11.2)                                                     10
          (3.11.3)                                                     11
          (3.11.4)                                                     11
          (3.11.5)                                                     11
          (3.11.6)                                                     11

4. Termination.                                                        11

5. Closing In Escrow                                                   11

Signatures                                                             12




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

                         FIRST AMENDED PLAN OF EXCHANGE
                                    BY WHICH
                            HEAVENEXPRESS.COM, INC.
                            (A FLORIDA CORPORATION)
                                  SHALL ACQUIRE
                   GUANGDONG GOLDEN SAND & GREEN LAND ECOLOGY
                AND ENVIRONMENT PROTECTION DEVELOPMENT CO., LTD.
           (A CORPORATION ORGANIZED UNDER THE LAWS OF THE P.R. CHINA)

     THIS FIRST AMENDED PLAN OF EXCHANGE is made and dated this 31st day of July, 2003, to supersede all previous agreements, if any between the parties. This Agreement anticipates extensive due diligence by both parties, and may be terminated by written notice, at any time (i) by mutual consent; (ii) by either party during the due diligence phase.

                                I. INTRODUCTION

     Heavenexpress.com, Inc., a Florida corporation ("HEXC" or the "Company") and Guangdong Golden Sand & Green Land Ecology And Environment Protection Development Co., Ltd., a corporation organized under the laws of the People's Republic of China ("Golden Sand"), Charles Scheuerman, President and controlling shareholder of HEXC, and the individual shareholders of Golden Sand whose names are set forth on the signature page hereof (the "Golden Sand Shareholders") hereby amend the Plan of Exchange, dated June 26, 2003 (the "Plan of Exchange"), in its entirety, and this First Amended Plan of Exchange, dated July 31, 2003 (the "First Amended Plan of Exchange") hereby supercedes the Plan of Exchange in its entirety. All references in the Plan of Exchange to a reverse stock split are hereby deleted in their entirety.





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                                  II. RECITALS
1. THE PARTIES TO THIS AGREEMENT:

     (1.1) HEAVENEXPRESS.COM, INC., a Florida corporation ("HEXC" or the
           "Company").

     (1.2) GUANGDONG GOLDEN SAND & GREEN LAND ECOLOGY
           AND ENVIRONMENT PROTECTION DEVELOPMENT CO., LTD., a corporation organized under the laws of the P.R. China ("Golden Sand")

     (1.3) CHARLES SCHEUERMAN, President and controlling shareholder of HEXC.

     (1.4) THE INDIVIDUAL SHAREHOLDERS OF GOLDEN SAND WHOSE NAMES ARE SET FORTH
           ON THE SIGNATURE PAGE HEREOF (the "Golden Sand Shareholders").

2. THE CAPITAL OF THE PARTIES:

     (2.1) THE CAPITAL OF HEXC consists of 200,000,000 shares of common voting stock, $0.001 par value, authorized, of which 8,270,000 shares are issued and outstanding.

     (2.2) THE CAPITAL OF GOLDEN SAND consists of $5,000,000 RMB in registered capital, which for the purposes of this agreement is referred to as common stock.

3. TRANSACTION DESCRIPTIVE SUMMARY: HEXC desires to acquire Golden Sand and the Golden Sand Shareholders wish to be acquired by a public company. HEXC would acquire 100% of the capital stock of Golden Sand for 50,000,000 new shares of HEXC. Scheuerman would tender for cancellation by HEXC a total of 7,600,000 shares of common stock in exchange for three payments by Golden Sand and/or the Golden Sand Shareholders of $500,000 in the aggregate. The parties intend that the transaction qualify and meet the Internal Revenue Code requirements for a tax free reorganization, in which there is no gain or loss recognized for the parties, with reference to Internal Revenue Code ("IRC") Sections 354 and 368.

4. SEC COMPLIANCE. HEXC shall cause the filing and the mailing to its stockholders of an Information Statement on Schedule 14F-1/A pursuant to Section 14(f) of the Securities Exchange Act of 1934, at least ten days before the closing, amending an earlier filing and reporting a change of control of HEXC at the closing of the transactions contemplated by this agreement. In addition, HEXC shall cause the filing and the mailing to its stockholders of an Information Statement on Schedule 14C/A pursuant to Section 14(c) of the Securities Exchange Act of 1934, amending an earlier filing and reporting an amendment to the Articles of Incorporation of HEXC to effect a change in the name of HEXC to Golden Sand Eco-Protection, Inc. Finally, HEXC shall file all required Current Reports on Form 8-K pursuant to the Securities Exchange Act of 1934, including an amendment of an earlier filing, which are necessary to disclose material events and include audited financials for Golden Sand.

5. FLORIDA COMPLIANCE. Articles of Exchange are required to be filed by Florida Law as the last act to make the acquisition final and effective under Florida law.

6. AUDITED FINANCIAL STATEMENTS. Certain filings under the Securities Exchange Act of 1934 require audited financial statements of Golden Sand to be included. In connection with HEXC's (or as its name may be changed by agreement of the parties) filing of a Current Report on Form 8-K post closing, as it relates to this transaction, audited financial statements of Golden Sand will be prepared and filed with the SEC.

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

                       III. FIRST AMENDED PLAN OF EXCHANGE

1. CONDITIONS PRECEDENT TO CLOSING.

     (1.1) SHAREHOLDER APPROVAL. Each corporate party shall have secured shareholder approval for this transaction, if required, in accordance with the laws of its place of incorporation and its constituent documents.

     (1.2) BOARD OF DIRECTORS. The Boards of Directors of each corporate party shall have approved the transaction and this agreement, in accordance with the laws of its place of incorporation and its constituent documents.

     (1.3) DUE DILIGENCE INVESTIGATION. Each party shall have furnished to the other party all corporate and financial information which is customary and reasonable, to conduct its respective due diligence, normal for this kind of transaction. If either party determines that there is a reason not to complete the FIRST AMENDED PLAN OF EXCHANGE as a result of their due diligence examination, then they must give written notice to the other party prior to the expiration of the due diligence examination period. The Due Diligence period, for purposes of this paragraph, shall expire on the Closing Date. The Closing Date shall be July 31, 2003, unless extended to a later date by mutual agreement of the parties.

     (1.4) THE RIGHTS OF DISSENTING SHAREHOLDERS, if any, of each party shall have been satisfied and the Board of Directors of each party shall have determined to proceed with the FIRST AMENDED PLAN OF EXCHANGE.

     (1.5) ALL OF THE TERMS, COVENANTS AND CONDITIONS of the FIRST AMENDED PLAN OF EXCHANGE to be complied with or performed by each party for Closing shall have been complied with, performed or waived in writing; and

     (1.6) THE REPRESENTATIONS AND WARRANTIES of the parties, contained in the FIRST AMENDED PLAN OF EXCHANGE, as herein contemplated, except as amended, altered or waived by the parties in writing, shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties are made at and as of such time; and each party shall provide the other with a certificate, certified either individually or by an officer, dated the Closing Date, to the effect, that all conditions precedent have been met, and that all representations and warranties of such party are true and correct as of that date. The form and substance of each party's certification shall be in form reasonably satisfactory to the other. In addition, it shall be a condition precedent of Golden Sand's obligation to consummate the closing that a certificate of good standing on HEXC shall have been delivered to it by the Secretary of State of Florida.

     (1.7) CERTIFICATE OF SCHEUERMAN. It shall be a condition precedent to Golden Sand's obligation to consummate the closing that a certificate of Scheuerman in substantially the following form be delivered to it at or prior to closing:

     (I) HEXC is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power to own, operate and lease its properties and assets and to carry on its business.
     (II) The authorized capitalization and the number of issued and outstanding capital shares of HEXC are accurately and completely set forth in the FIRST AMENDED PLAN OF EXCHANGE.
     (III) The issued and outstanding shares of HEXC (including the 50,000,000 new shares of HEXC common stock to be issued at closing) have been duly authorized and validly issued and are fully paid and non-assessable.
     (IV) HEXC has the full right, power and authority to sell, transfer and deliver 50,000,000 new shares of its common stock to the Golden Sand Shareholders, and, upon delivery of the certificates representing such shares as contemplated in the FIRST AMENDED PLAN OF
           EXCHANGE, will transfer to the Golden Sand Shareholders good, valid and marketable title thereto, free and clear of all liens.
     (V) To the best of his knowledge, there is no litigation, proceeding or governmental investigation pending or threatened against or relating to HEXC.
     (VI) HEXC has taken all steps in connection with the FIRST AMENDED PLAN OF EXCHANGE and the issuance of shares thereunder which are necessary to comply in all material respects with the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as well as the rules and regulations promulgated pursuant thereto.

2. CONDITIONS CONCURRENT AND SUBSEQUENT TO CLOSING.

     (2.1) SHARE CANCELLATION. Immediate upon or prior to the Closing, Scheuerman shall have tendered for cancellation of 7,600,000 shares, such that HEXC shall have no more than 670,000 shares issued and outstanding, before the issuance of new shares as provided herein. Payment for the cancelled shares shall be made by the Golden Sand and/or the Golden Sand Shareholders in the amount of $500,000 in the aggregate.

     (2.2) ACQUISITION SHARE ISSUANCE. Immediately upon the Closing, HEXC shall issue the acquisition shares and cancel certain other shares, as follows:


HEXC Issued                       8,270,000
-----------                       ---------
Share Cancellation                7,600,000
------------------                ---------
    Subtotal                        670,000
    --------                        -------
Acquisition Share Issuance       50,670,000
--------------------------       ----------
    Resulting Total              50,716,000
    ---------------              ----------


3. FIRST AMENDED PLAN OF EXCHANGE

     (3.1) EXCHANGE AND REORGANIZATION: HEXC and Golden Sand shall be hereby reorganized, such that HEXC shall acquire 100% the capital stock of Golden Sand, and Golden Sand shall become a wholly-owned subsidiary of HEXC.

     (3.2) CONVERSION OF OUTSTANDING STOCK: Forthwith upon the effective date of the Plan, HEXC shall issue 50,000,000 new investment shares of its common stock to or for the Golden Sand Shareholders.

     (3.3) CLOSING/EFFECTIVE DATE: The FIRST AMENDED PLAN OF EXCHANGE shall become effective immediately upon approval and adoption by the parties hereto, in the manner provided by the law of the places of incorporation and constituent corporate documents, and upon compliance with governmental filing requirements, such as, without limitation, compliance with Section 14 of the Securities Exchange Act of 1934, and the filing of Articles of Exchange, if applicable under State Law. Closing shall occur when all requirements have been met. The parties anticipate the filing of a Schedule 14F-1 Information Statement before closing.


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     (3.4) SURVIVING CORPORATIONS: Both corporations shall survive the exchange and reorganization herein contemplated and shall continue to be governed by the laws of its respective State of Incorporation.

     (3.5) RIGHTS OF DISSENTING SHAREHOLDERS: Each Party is the entity responsible for the rights of its own dissenting shareholders, if any.

     (3.6) SERVICE OF PROCESS AND ADDRESS: Each corporation shall continue to be amenable to service of process in its own jurisdiction, exactly as before this acquisition. The address of HEXC is 2531 S.E. 14th Street, Pompano Beach, Florida 33062. The address of Golden Sand is Post 510070, RM. 1301 Huihua Business Building #80 xianlie Zhong Road, Guangzhou, P.R. China. The address of the Golden Sand Shareholders is in care of Golden Sand at Post 510070, R.M., 1301 Huihua Business Building #80 xianlie Zhong Road, Guangzhou, P.R. China.

     (3.7) SURVIVING ARTICLES OF INCORPORATION: the Articles of Incorporation of each Corporation shall remain in full force and effect, unchanged.

     (3.8) SURVIVING BY-LAWS: the By-Laws of each Corporation shall remain in full force and effect, unchanged.

     (3.9) FURTHER ASSURANCE, GOOD FAITH AND FAIR DEALING: the Directors of each Company shall and will execute and deliver any and all necessary documents, acknowledgments and assurances and do all things proper to confirm or acknowledge any and all rights, titles and interests created or confirmed herein; and both companies covenant expressly hereby to deal fairly and in good faith with each other and each others shareholders. In furtherance of the parties desire, as so expressed, and to encourage timely, effective and businesslike resolution the parties agree that any dispute arising between them, capable of resolution by arbitration, shall be submitted to binding arbitration. As a further incentive to private resolution of any dispute, the parties agree that each party shall bear its own costs of dispute resolution and shall not recover such costs from any other party.

     (3.10) GENERAL MUTUAL REPRESENTATIONS AND WARRANTIES. The purpose and general import of the Mutual Representations and Warranties, are that each party has made appropriate full disclosure to the others, that no material information has been withheld, and that the information exchanged is accurate, true and correct. These warranties and representations are made by each party to the other, unless otherwise provided, and they speak and shall be true immediately before Closing.

          (3.10.1) ORGANIZATION AND QUALIFICATION. Each Corporation is duly organized and in good standing, and is duly qualified to conduct any business it may be conducting, as required by law or local ordinance.

          (3.10.2) CORPORATE AUTHORITY. Each Corporation has corporate authority, under the laws of its jurisdiction and its constituent documents, to do each and every element of performance to which it has agreed, and which is reasonably necessary, appropriate and lawful, to carry out this Agreement in good faith.

          (3.10.3) OWNERSHIP OF ASSETS AND PROPERTY. Each Corporation has lawful title and ownership of it property as reported to the other, and as disclosed in its financial statements.

          (3.10.4) ABSENCE OF CERTAIN CHANGES OR EVENTS. Each Corporation has not had any material changes of circumstances or events which have not been fully disclosed to the other party, and which, if different than previously disclosed in writing, have been disclosed in writing as currently as is reasonably practicable; Specifically, and without limitation:

             (3.10.4-A) the business of each Corporation shall be conducted only in the ordinary and usual course and consistent with its past practice, and neither party shall purchase or sell (or enter into any agreement to so purchase or sell) any properties or assets or make any other changes in its operations, respectively, taken as a whole, or provide for the issuance of, agreement to issue or grant of options to acquire any shares, whether common, redeemable common or convertible preferred, in connection therewith;

             (3.10.4-B) Neither Corporation shall (i) amend its Articles of Incorporation or By-Laws, (ii) change the number of authorized or outstanding shares of its capital stock, except as set forth in herein, or (iii) declare, set aside or pay any dividend or other distribution or payment in cash, stock or property;

             (3.10.4-C) Neither Corporation shall (i) issue, grant or pledge or agree or propose to issue, grant, sell or pledge any shares of, or rights of any kind to acquire any shares of, its capital stock,
          (ii) incur any indebtedness other than in the ordinary course of business, (iii) acquire directly or indirectly by redemption or otherwise any shares of its capital stock of any class or (iv) enter into or modify any contact, agreement, commitment or arrangement with respect to any of the foregoing;

             (3.10.4-D) Except in the ordinary course of business, neither party shall (i) increase the compensation payable or to become payable by it to any of its officers or directors; (ii) make any payment or provision with respect to any bonus, profit sharing, stock option, stock purchase, employee stock ownership, pension, retirement, deferred compensation, employment or other payment plan, agreement or arrangement for the benefit of its employees
          (iii) grant any stock options or stock appreciation rights or permit the exercise of any stock appreciation right where the exercise of such right is subject to its discretion (iv) make any change in the compensation to be received by any of its officers;
          or adopt, or amend to increase compensation or benefits payable under, any collective bargaining, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, termination or severance or other plan, agreement, trust, fund or arrangement for the benefit of employees, (v) enter into any agreement with respect to termination or severance pay, or any employment agreement or other contract or arrangement with any officer or director or employee, respectively, with respect to the performance or personal services that is not terminable without liability by it on thirty days notice or less, (vi) increase benefits payable under its current severance or termination, pay agreements or policies or (vii) make any loan or advance to, or enter into any written contract, lease or commitment with, any of its officers or directors;

             (3.10.4-E) Neither party shall assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, firm or corporation or make any loans or advances to any individual, firm or corporation, other than obligations and liabilities expressly assumed by the other that party;

             (3.10.4-F) Neither party shall make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any other individual, firm or corporation.

          (3.10.5) ABSENCE OF UNDISCLOSED LIABILITIES. Each Corporation has, and has no reason to anticipate having, any material liabilities which have not been disclosed to the other, in the financial statements or otherwise in writing.

          (3.10.6) LEGAL COMPLIANCE. Each Corporation shall comply in all material respects with all Federal, state, local and other governmental (domestic or foreign) laws, statutes, ordinances, rules, regulations (including all applicable securities laws), orders, writs, injunctions, decrees, awards or other requirements of any court or other governmental or other authority applicable to each of them or their respective assets or to the conduct of their respective businesses, and use their best efforts to perform all obligations under all contracts, agreements, licenses, permits and undertaking without default.

          (3.10.7) LEGAL PROCEEDINGS. Each Corporation has no legal proceedings, administrative or regulatory proceeding, pending or suspected, which have not been fully disclosed in writing to the other.

          (3.10.8) NO BREACH OF OTHER AGREEMENTS. This Agreement, and the faithful performance of this agreement, will not cause any breach of any other existing agreement, or any covenant, consent decree, or undertaking by either, not disclosed to the other.

          (3.10.9) CAPITAL STOCK. The issued and outstanding shares and all shares of capital stock of each Corporation is as detailed herein, that all such shares are in fact issued and outstanding, duly and validly issued, were issued as and are fully paid and non-assessable shares, and that, other than as represented in writing, there are no other securities, options, warrants or rights outstanding, to acquire further shares of such Corporation.

          (3.10.10) SEC REPORTS, LIABILITIES AND TAXES. ( i ) HEXC has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since the date of its registration under the Securities Exchange Act of 1934 (collectively, including all exhibits thereto, the "HEXC SEC Reports"), except for an Information Statement on Schedule 14F-1 to be filed in connection with Mr. Scheuerman's acquisition of control of HEXC, which shall be filed with the SEC prior the termination of the escrow established by the Escrow Agreement referred to in Section 5 hereof. None of the HEXC SEC Reports, as of their respective dates, contained any untrue statements of material fact or failed to contain any statements which were necessary to make the statements made therein, in light of the circumstances, not misleading. All of the HEXC SEC Reports, as of their respective dates (and as of the date of any amendment to the respective HEXC
     SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

     (ii) Except as disclosed in the HEXC SEC Reports filed prior to the date hereof, HEXC and its Subsidiaries have not incurred any liabilities or obligations (whether or not accrued, contingent or otherwise) that are of a nature that would be required to be disclosed on a balance sheet of HEXC and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business or (B) liabilities that would not, in the aggregate, reasonably be expected to have a material adverse effect on HEXC.

     (iii) Except as disclosed in the HEXC SEC Reports filed prior to the date hereof, HEXC and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material tax returns required to be filed by any of them and all such filed tax returns are complete and accurate in all material respects; (ii) have paid all taxes that are shown as due and payable on such filed tax returns or that HEXC or any of its Subsidiaries are obligated to pay without the filing of a tax return; (iii) have paid all other assessments received to date in respect of taxes other than those being contested in good faith for which provision has been made in accordance with GAAP on the most recent balance sheet included in HEXC's financial statements; (iv) have withheld from amounts owing to any employee, creditor or other person all taxes required by law to be withheld and have paid over to the proper governmental authority in a timely manner all such withheld amounts to the extent due and payable; and (v) have not waived any applicable statute of limitations with respect to United States federal or state income or franchise taxes and have not otherwise agreed to any extension of time with respect to a United States federal or state income or franchise tax assessment or deficiency.

          (3.10. 11) BROKERS' OR FINDER'S FEES. Each Corporation is not aware of any claims for brokers' fees, or finders' fees, or other commissions or fees, by any person not disclosed to the other, which would become, if valid, an obligation of either company.

     (3.11) MISCELLANEOUS PROVISIONS

          (3.11.1) Except as required by law, no party shall provide any information concerning any aspect of the transactions contemplated by this Agreement to anyone other than their respective officers, employees and representatives without the prior written consent of the other parties hereto. The aforesaid obligations shall terminate on the earlier to occur of (a) the Closing, or (b) the date by which any party is required under its articles or bylaws or as required by law, to provide specific disclosure of such transactions to its shareholders, governmental agencies or other third parties. In the event that the transaction does not close, each party will return all confidential information furnished in confidence to the other. In addition, all parties shall consult with each other concerning the timing and content of any press release or news release to be issued by any of them.

          (3.11.2) This Agreement may be executed simultaneously in two or more counterpart originals. The parties can and may rely upon facsimile signatures as binding under this Agreement, however, the parties agree to forward original signatures to the other parties as soon as practicable after the facsimile signatures have been delivered.

          (3.11.3) The Parties to this agreement have no wish to engage in costly or lengthy litigation with each other. Accordingly, any and all disputes which the parties cannot resolve by agreement or mediation, shall be submitted to binding arbitration under the rules and auspices of the American Arbitration Association. As a further incentive to avoid disputes, each party shall bear its own costs, with respect thereto, and with respect to any proceedings in any court brought to enforce or overturn any arbitration award. This provision is expressly intended to discourage litigation and to encourage orderly, timely and economical resolution of any disputes which may occur.

          (3.11.4) If any provision of this Agreement or the application thereof to any person or situation shall be held invalid or unenforceable, the remainder of the Agreement and the application of such provision to other persons or situations shall not be effected thereby but shall continue valid and enforceable to the fullest extent permitted by law.

          (3.11.5) No waiver by any party of any occurrence or provision hereof shall be deemed a waiver of any other occurrence or provision.

          (3.11.6) The parties acknowledge that both they and their counsel have been provided ample opportunity to review and revise this agreement and that the normal rule of construction shall not be applied to cause the resolution of any ambiguities against any party presumptively. The Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

4. TERMINATION. The FIRST AMENDED PLAN OF EXCHANGE may be terminated by written notice, at any time prior to closing, by either party whether before or after approval by the shareholders of either or both; (i) by mutual consent; (ii) by either party during the due diligence phase, or (iii) by either party, in the event that the transaction represented by the anticipated FIRST AMENDED PLAN OF EXCHANGE has not been implemented and approved by the proper governmental authorities 120 days from the of this Agreement. In the event that termination of the FIRST AMENDED PLAN OF EXCHANGE by either or both, as provided above, the FIRST AMENDED PLAN OF EXCHANGE shall forthwith become void and there shall be no liability on the part of either party or their respective officers and directors.

5. CLOSING IN ESCROW. The parties hereto currently contemplate closing this FIRST AMENDED PLAN OF EXCHANGE in escrow pursuant to the terms of an Escrow Agreement, a copy of which is attached as Exhibit A hereto.

             The Remainder of this Page is Intentionally left Blank

     This agreement is executed on behalf of each of the parties as of the date first above written.


HEAVENEXPRESS.COM, INC.                       GUANGDONG GOLDEN SAND & GREEN
                                              LAND ECOLOGY AND ENVIRONMENT
By: /s/ Charles Scheuerman                    PROTECTION DEVELOPMENT CO., LTD.
    ----------------------
    Charles Scheuerman
    Chairman                                  By: /s/ Yang Shu
                                                  ------------
                                                  Yang Shu
                                                  President
Golden Sand Shareholders:

____________________________                      ____________________________
(Individually)                                    (Individually)

____________________________                      ____________________________
(Individually)                                    (Individually)

____________________________                      ____________________________
(Individually)                                    (Individually)

____________________________                      ____________________________
(Individually)                                    (Individually)

____________________________                      ____________________________
(Individually)                                    (Individually)

____________________________                      ____________________________
(Individually)                                    (Individually)


Charles Scheuerman

/s/ Charles Scheuerman
----------------------
(Individually)






                         FIRST AMENDED ESCROW AGREEMENT
                         ------------------------------

     THIS FIRST AMENDED ESCROW AGREEMENT, made and entered into among Heavenexpress.com, Inc., a Florida corporation (the "Company"), Guangdong Golden Sand & Green Land Ecology And Environment Protection Development Co., Ltd., a corporation organized under the laws of the P.R. China ("Golden Sand"), the Shareholders listed on the signature pages hereof (the "Golden Sand Shareholders"), Charles Scheuerman, the Chief Executive Officer and controlling shareholder of the Company ("Scheuerman"), and Greentree Financial Group, Inc., a North Carolina corporation ("Greentree")(the "Escrow Agent").

                                R E C I T A L S:
                                - - - - - - - -

     A. The Company, Golden Sand, the Golden Sand Shareholders and Charles Scheuerman have entered into a Plan of Exchange, dated June 26, 2003, pursuant to which Golden Sand will become a wholly owned subsidiary of the Company.

     B. The Company, Golden Sand, the Golden Sand Shareholders and
        Charles Scheuerman have entered into a First Amended Plan of Exchange, dated July 31, 2003, which amends the Plan of Exchange and pursuant to which Golden Sand will become a wholly owned subsidiary of the Company.

     C. As contemplated in the First Amended Plan of Exchange, the Company rescinded its proposal to consummate a 20:1 reverse stock split, but in all other material respects ratified and confirmed the transactions contemplated by the Plan of Exchange.

     D. Pursuant to the First Amended Plan of Exchange, the Golden Sand Shareholders will transfer all of their shares of capital stock of Golden Sand to the Company in exchange for 50,000,000 new investment shares and 1,000,000 shares of convertible preferred stock of the Company.

     E. Also pursuant to the Plan of Exchange, 7,600,000 control shares owned by Scheuerman will be tendered for retirement by the Company (and certain other expenses will be deducted) in exchange for the three payments equaling $500,000 by Golden Sand and/or the Golden Sand Shareholders.

     F. The parties desire that the shares of the Company and the shares of Golden Sand to be exchanged pursuant to the First Amended Plan of Exchange, and the control shares of the Company (collectively, the "Shares"), and the third and final payment of $200,000 (the "Cash") to Scheuerman (the "Escrow Funds") be held in escrow until such time as the exchange transaction is consummated.

     G. The exchange transaction shall only be consummated if (i) all necessary filings are made with and approvals obtained from the Securities and Exchange Commission and other state regulatory authorities to effect the exchange transaction, (ii) the Company effects a change of its name to such new name as Golden Sand shall designate, and (iii) the Company effects a change of its ticker symbol to such new ticker symbol as Golden Sand shall designate.

     H. The Escrow Agent is willing to establish an escrow account on the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable considera-tion, it is agreed as follows:

     1. Recitals. All of the above recitals are true and correct.
        --------

     2. Establishment of Escrow Account. The parties hereto shall establish,
        -------------------------------
and by execution of this Agreement hereby agree to establish, an escrow with the Escrow Agent, which escrow shall be maintained with the Escrow Agent in its account (the "Escrow Account") at a federal or state chartered bank (the "Bank").

     3. Escrow Period. The Escrow Agent agrees to receive, hold the Shares and
        -------------
the Cash and invest the Cash in the Escrow Account in accordance with the terms of this Agreement. The "Escrow Period" shall begin on the date hereof and shall terminate on the date of the last of the following events to occur: (i) all necessary filings are made with and approvals obtained from the Securities and Exchange Commission and other state regulatory authorities to consummate the exchange transaction, (ii) the Company effects a change of its name to such new name as Golden Sand shall designate, and (iii) the Company effects a change of its ticker symbol to such new ticker symbol as Golden Sand shall designate (the "Release Date"). If no Release Date occurs by October 31, 2003, then the Cash shall be released from escrow and be returned to the Golden Sand Shareholders and the Shares shall be released from escrow and the certificates therefore shall be delivered at the written instruction of the Company, Golden Sand or Scheuerman, as the case may be, given to the Escrow Agent. The earlier of the foregoing dates is hereinafter referred to as the "Termination Date."

     4. Disbursements from the Escrow Account. Upon the disbursement of the
        -------------------------------------
Escrow Funds in accordance with Section 3 above, the Escrow Agent will have no further responsibility with respect to the Escrow Funds so disbursed and no further responsibility under this Agreement.

     5. Investment of Escrow Amount. The Escrow Agent shall invest the Cash
        ---------------------------
in aninterest-bearing account at the Bank. On the Termination Date, all accrued interest shall be paid to the Golden Sand Shareholders.

     6. Rights, Duties and Responsibilities of Escrow Agent. It is understood
        ---------------------------------------------------
and agreed that the duties of the Escrow Agent are purely ministerial in nature. It is further agreed that:

        (a) The Escrow Agent shall not be responsible for the performance by the parties of their obligations under this Agreement.
        (b) The Escrow Agent shall have the right to act in reliance upon any document, instrument or signature believed by it in good faith to be genuine and to assume (unless it has reason to believe otherwise) that any person purporting to give any notice or instructions in accordance with this Agreement or in connection with any transaction to which this Agreement relates has been duly authorized to do so. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions. The Escrow Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any of the Company or by any other person, firm or corporation, except only such notices or instructions as are herein provided for and orders or process of any court.
        (c) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Funds which, in its sole opinion, are in conflict with either other instructions received by it or any provision of this Agreement, it shall be entitled to hold the Escrow Funds, or a portion thereof, in the Escrow Account pending the resolution of such uncertainty to the Escrow Agent's sole satis-faction, by entry of an order, judgment or decree by a court or courts of competent jurisdiction or otherwise; or the Escrow Agent, at its option, may deposit the Escrow Funds in the registry of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon so depositing such funds and filing its complaint and interpleader, the Escrow Agent shall be completely discharged and released from further liability.

        (d) The Escrow Agent shall not be liable for any action taken or omitted hereunder except in the case of its bad faith, gross negligence or willful misconduct. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in reasonable reliance upon the advice of such counsel. Any reasonable expenses incurred by Escrow Agent in connection with such consultation shall be reimbursed by the Company.

        (e) The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Funds or any part thereof or to file any financing state-ment under the Uniform Commercial Code with respect to the Escrow Funds or any part thereof.

        (f) This Agreement sets forth exclusively the duties of the Escrow
Agent with respect to any and all matters pertinent hereto and no implied duties or obligation shall be read into this Agreement against the Escrow Agent.

     7. No Interests Created in Fund. The Escrow Agent shall not issue any
        ----------------------------
certificate of deposit, stock certificates or any other instrument or document representing any interest in the Escrow Funds, except that it may send a written notice to the Company acknowledging receipt or disbursement of the deposited funds.

     8. Amendment; Resignation. This Agreement may be altered or amended only
        ----------------------
with the written consent of the Company, Golden Sand, the Golden Sand Shareholders, Scheuerman and the Escrow Agent. The Escrow Agent may resign as Escrow Agent at any time upon ten (10) days' prior written notice to the parties. In the case of the Escrow Agent's resignation, its only duty shall be to hold and dispose of the Escrow Funds in accordance with the original provisions of this Agreement until a successor Escrow Agent shall be appointed and written notice of the name and address of such successor Escrow Agent shall be given to the Escrow Agent by the Company, whereupon the Escrow Agent's only duty shall be to pay over to the successor Escrow Agent the Escrow Funds.

     9. Fees and Expenses. The Escrow Agent shall, in addition to the
        -----------------
indemnification provided for in Section 10 below, be entitled to be reimbursed by the Company for any reasonable expenses for performing its obligations in connection with this Agreement.

     10.Indemnification. The Company agrees to indemnify the Escrow Agent and
        ---------------
its officers, agents, directors, partners and employees (herein, jointly and severally the "Indemnitees") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable attorneys' fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought by any third party against the Indemnitees, arising out of or relating in any way to this Agreement or any transaction contemplated by this Agreement, or in the performance of its duties hereunder including, but not limited to any interpleader action brought pursuant to Section 6(c).

     11.Governing Law, Jurisdiction and Venue. This Agreement shall be governed
        -------------------------------------
by and construed in accordance with the laws of the State of Florida and the proper venue and jurisdiction for any action or claim with respect to this Agreement or any document delivered pursuant hereto shall be in the Circuit Court in Broward County, Florida. The parties agree that service of process in any such action or claim shall be deemed valid if made by registered mail, return receipt requested, sent to the address set forth in Section 13 hereof. Nothing in this Agreement is intended to or shall confer upon anyone other than the parties hereto any legal or equitable right, remedy or claim.

     12.Assignability. This Agreement shall not be assignable without the
        -------------
written consent of all of the parties hereto. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the successors and permitted assigns of the parties.

     13.Notices. All notices required or permitted to be given in connection
        -------
with this Agreement shall be sent by registered or certified mail, return receipt required, and addressed as follows:

     If  to  the  Company:               Charles  Scheuerman
                                         2531  S.E. 14th  Street
                                         Pompano  Beach,  FL  33062

     If  to  Golden  Sand                Harold  H.  Martin,  Esq.
                                         7400 Carmel Executive Park, Suite 120
                                         Charlotte,  NC  28226

     If  to  the  Escrow  Agent:         R.  Chris  Cottone,  CPA
                                         Greentree  Financial  Group,  Inc.
                                         555  S.  Powerline  Road
                                         Pompano  Beach,  FL  33069

     14.Severability. If any provision of the Agreement or the application
        ------------
thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of the Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

     15.Execution in Several Counterparts. This Agreement may be executed in
        ---------------------------------
several counterparts or by separate instruments, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

     16.Entire Agreement. This Agreement constitutes the entire agreement
        ---------------
between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection herewith.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of July 31, 2003.





                                  HEAVENEXPRESS.COM,  INC.


                              By: /s/ Charles Sheuerman
                                  ---------------------
                                  Charles  Sheuerman,  Chairman


                                  GUANGDONG  GOLDEN  SAND  &  GREEN  LAND
                                  ECOLOGY  AND  ENVIRONMENTAL  PROTECTION
                                  DEVELOPMENT  CO.,  LTD.


                              By: /s/ Yang Shu
                                  ------------
                                  Yang  Shu
                                  President


Golden Sand Shareholders:

____________________________                      ____________________________
(Individually)                                    (Individually)

____________________________                      ____________________________
(Individually)                                    (Individually)

____________________________                      ____________________________
(Individually)                                    (Individually)

____________________________                      ____________________________
(Individually)                                    (Individually)

____________________________                      ____________________________
(Individually)                                    (Individually)

____________________________                      ____________________________
(Individually)                                    (Individually)



CHARLES  SCHEUERMAN                               GREENTREE FINANCIAL
                                                  GROUP, INC.

/s/ Charles Scheuerman                        By: /s/ R. Chris Cottone
----------------------                            --------------------
(Individually)                                    R.  Chris  Cottone,
                                                  Vice  President